UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2021

VIVEVE MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11388	04-3153858
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Inverness Drive South, Building B, Suite 250 Englewood, Colorado	80112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 696-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock	VIVE	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01	Entry into a Material Definitive Agreement

On January 14, 2021, Viveve Medical, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with A.G.P./Alliance Global Partners (the “Underwriter”), pursuant to which the Company issued and sold, in a registered public offering by the Company (the “Public Offering”), (a) 4,607,940 Class A Units at a public offering price of $3.40 per unit, each such unit consisting of one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and one warrant to purchase one share of our Common Stock that expires on the fifth anniversary of the date of issuance (“Warrant”), and (b) 2,450,880 Class B Units at a public offering price of $3.40 per unit, each such unit consisting of one share of the Company’s Series C Convertible Preferred Stock, par value $0.0001 per share (the “Series C Preferred Stock”), convertible into one share of Common Stock, and one Warrant.

In addition, pursuant to the Underwriting Agreement, the Company granted the Underwriter a 45-day option (the “Overallotment Option”) to purchase up to 1,058,823 additional shares of Common Stock and/or 1,058,823 additional Warrants. The Overallotment Option was exercised on January 14, 2021.

The Class A Units and Class B Units were not certificated and the shares of Common Stock, shares of Series C Preferred Stock and Warrants comprising such units were immediately separable and were issued separately in the Public Offering. The securities were offered by the Company pursuant to the registration statement on Form S-1 (File No. 333-251517), and each amendment thereto, which was initially filed with the Securities and Exchange Commission (the “Commission”) on December 18, 2020 and declared effective by the Commission on January 13, 2021 (the “Registration Statement”).

On January 19, 2021, the Public Offering closed, inclusive of the Over-Allotment Option. The net proceeds to the Company, after deducting the underwriting discounts and commissions and estimated offering expenses payable by the Company, are expected to be approximately $25.22 million.

Each Warrant issued in the Public Offering is exercisable at $3.40 per share of Common Stock underlying such Warrant. Subject to limited exceptions, a holder of Warrants will not have the right to exercise any portion of its Warrants if the holder (together with such holder’s affiliates, and any persons acting as a group together with such holder or any of such holder’s affiliates) would beneficially own a number of shares of Common Stock in excess of 4.99% (or, upon election by a holder prior to the issuance of any warrants, 9.99%) of the shares of Common Stock then outstanding. At the holder’s option, upon notice to the Company, the holder may increase or decrease this beneficial ownership limitation not to exceed 9.99% of the shares of Common Stock then outstanding, with any such increase becoming effective upon 61 days’ prior notice to the Company.

The Underwriting Agreement contains representations, warranties and covenants made by the Company that are customary for transactions of this type.  Under the terms of the Underwriting Agreement, the Company has agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”).  In addition, pursuant to the terms of the Underwriting Agreement and subject to certain carveouts, the Company and its executive officers, directors and certain stockholders have entered into agreements providing that the Company and each of these persons may not, without the prior written approval of the Underwriter, subject to limited exceptions, offer, sell, transfer or otherwise dispose of the Company’s securities for a period of six months from the date of the closing with respect to the Company and for a period of 90 days following the date of the Underwriting Agreement with respect to the executive officers, directors and such stockholders.

On January 19, 2021, the Company also entered into a warrant agent agreement with the Company’s transfer agent, VStock Transfer LLC, who will act as warrant agent for the Company, setting forth the terms and conditions of the Warrants sold in the Public Offering (the “Warrant Agent Agreement”).

The foregoing summaries of the Underwriting Agreement, the Warrants and the Warrant Agent Agreement do not purport to be complete and are subject to, and qualified in their entirety by, such documents attached as Exhibits 1.1, 4.1 and 4.2, respectively, to this Current Report on Form 8-K (this “Current Report”), which are incorporated herein by reference. The Underwriting Agreement is attached hereto as an exhibit to provide interested persons with information regarding its terms, but is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of the Underwriting Agreement as of specific dates indicated therein, were solely for the benefit of the parties to the Underwriting Agreement, and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Underwriting Agreement.

Item 5.03	Amendments to Articles of Incorporation; Change in Fiscal Year.

In connection with the closing of the Public Offering, on January 15, 2021, the Company filed the Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock (the “Series C Certificate of Designation”) with the Secretary of State of the State of Delaware. The Series C Certificate of Designation provides for the issuance of the shares of Series C Preferred Stock. The shares of Series C Preferred Stock rank on par with the shares of the Common Stock, in each case, as to dividend rights and distributions of assets upon liquidation, dissolution or winding up of the Company.

With certain exceptions, as described in the Series C Certificate of Designation, the shares of Series C Preferred Stock have no voting rights. However, as long as any shares of Series C Preferred Stock remain outstanding, the Series C Certificate of Designation provides that the Company shall not, without the affirmative vote of holders of a majority of the then outstanding shares of Series C Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Series C Preferred Stock or alter or amend the Series C Certificate of Designation, (b) amend our certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders of Series C Preferred Stock, (c) increase the number of authorized shares of Series C Preferred Stock, or (d) enter into any agreement with respect to any of the foregoing.

Each share of Series C Preferred Stock is convertible at any time at the holder’s option into one share of Common Stock, which conversion ratio will be subject to adjustment for stock splits, stock dividends, distributions, subdivisions and combinations and other similar transactions as specified in the Series C Certificate of Designation. Notwithstanding the foregoing, the Series C Certificate of Designation further provides that the Company shall not effect any conversion of the shares of Series C Preferred Stock, with certain exceptions, to the extent that, after giving effect to an attempted conversion, the holder of shares of Series C Preferred Stock (together with such holder’s affiliates and any persons acting as a group together with such holder or any of such holder’s affiliates) would beneficially own a number of shares of Common Stock in excess of 4.99% (or 9.99% at the election of the holder prior to the date of issuance) of the shares of Common Stock then outstanding. At the holder’s option, upon notice to the Company, the holder may increase or decrease this beneficial ownership limitation not to exceed 9.99% of the shares of Common Stock then outstanding, with any such increase becoming effective upon 61 days’ prior notice to the Company.

The foregoing summary of the Series C Certificate of Designation does not purport to be complete and is subject to, and qualified in its entirety by, such document attached as Exhibit 3.1 to this Current Report, which is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On January 19, 2021, the Company issued a press release announcing the closing of the Public Offering inclusive of the Overallotment Option, a copy of which is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.1 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed subject to the requirements of amended Item 10 of Regulation S-K, nor shall it be deemed incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing. The furnishing of this information hereby shall not be deemed an admission as to the materiality of any such information.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1

Form of Underwriting Agreement by and between the Registrant and A.G.P./Alliance Global Partners (incorporated by reference to Exhibit 1.1 of Amendment No. 3 to Registration Statement on Form S-1, File No. 333-251517, filed on January 13, 2021).

3.1	Certificate of Designation of Preferences, Rights and Limitations of Series C Preferred Stock dated January 15, 2021.

4.1	Form of Warrant for the Public Offering (incorporated by reference to Exhibit 4.16 of Amendment No. 2 to Registration Statement on Form S-1, File No. 333-251517, filed on January 12, 2021).

4.2

Form of Warrant Agent Agreement by and between the Registrant and VStock Transfer LLC (incorporated by reference to Exhibit 4.18 of Amendment No. 2 to Registration Statement on Form S-1, File No. 333-251517, filed on January 12, 2021).

99.1	Company Press Release dated January 19, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 19, 2021	Viveve Medical, Inc.

	By:	/s/ Scott Durbin
Scott Durbin
Chief Executive Officer